                                                                   EXHIBIT 99.1




                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

CONTACT:

Carl D. Smith

PCB Holding Company

President and Chief Executive Officer

(812) 547-7094


PCB HOLDING COMPANY FILES FORM 15 TO DEREGISTER WITH SECURITIES AND EXCHANGE COMMISSION


Tell City, Indiana, November 5, 2001-- PCB Holding Company (OTC BB: PCBH.OB) is announcing the filing of a Form 15 with the Securities and Exchange Commission (the "SEC"). The Form 15 was filed with the SEC in order to terminate registration of the Company's common stock under the Securities and Exchange Act of 1934 (the "1934 Act").

Upon the filing of the Form 15, the obligations of PCB Holding Company to file with the SEC certain reports and forms, including 10-KSB, 10-QSB and 8-K ceased. Upon the effectiveness of the Form 15, which is anticipated to be within 90 days of filing, the obligations of PCB Holding Company to file proxy statements with the SEC will cease. In addition, the common stock of PCB Holding Company will no longer be eligible for quotation on the OTC Bulletin Board.

According to Carl D. Smith, President and Chief Executive Officer, PCB Holding Company is taking this action in order to reduce corporate costs associated with being a "reporting company" under the 1934 Act. "After careful consideration, the board of directors determined to take action to deregister the common stock of the Company under the 1934 Act. Since the public offering, the Company's common stock has been extremely thinly-traded. The board of directors concluded that for PCB Holding Company the advantages of being a reporting company under the 1934 Act do not offset the costs and administrative burdens associated with the SEC reporting requirements."

PCB Holding Company is the holding company for Peoples Community Bank, which operates an office located in Tell City, Indiana.